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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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     This is the Second Amendment to the Employment Agreement made effective as of October 30, 1987, as amended by the First Amendment to Employment Agreement dated January 15, 1990 ("Agreement"), between CalMat Co., a Delaware corporation (hereinafter called "Company"), and Scott J Wilcott (hereinafter called "Executive").

     In view of the change in title of the Executive to currently Executive Vice President, Law and Property, effective August 28, 1990, the Agreement shall be amended as follows:

     Recital A of the Agreement shall be amended to read in full as follows:

          "A. The Executive presently serves as Executive Vice President, Law and Property, of the Company."


          Section 1.1:   Position, Duties and Responsibilities of Executive,
                         --------------------------------------------------
shall be amended to read in full as follows:

          "Section 1.1:  Position, Duties and
                         ---------------------
          Responsibilities of Executive
          -----------------------------

                    The Company shall employ the
          Executive as its Executive Vice President,
          Law and Property.  In such position, the
          Executive shall have at least such
          responsibilities and powers as set forth in
          Article IV, Section 9 of the By-laws of the
          Company in effect on the date hereof.  During
          his employment hereunder, the Executive shall
          devote his full energies, interest, abilities
          and productive time during normal business
          hours to the performance of this Agreement
          and shall, without the Company's prior
          written consent in each instance, refrain
          from rendering services of any kind to others
          for compensation or which would materially
          interfere with the performance of his duties
          under this Agreement.  Notwithstanding the
          foregoing, the Executive may serve as a
          director of other companies with the consent
          of the Company's Board of Directors."
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          Subsection 1.2(b):  Term of Employment, shall be amended to read in
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full as follows:

          "Section 1.2:  Term of Employment
                         ------------------

                    (b) During the term of employment, this Agreement of the Executive's employment shall not be subject to termination at the instance of the Company, for cause or for any reason, and the Executive's compensation and other benefits as provided herein shall continue unabated during the full term of this agreement and otherwise as provided herein; provided, however, that the Board of Directors of the Company shall have the right, acting in accordance with the By-laws of the Company, to remove the Executive from office as Executive Vice President, Law and Property of the Company in the event the Executive acts in any way which has a direct, substantial and adverse effect upon the reputation or condition of the Company, in which event the Executive may terminate his employment pursuant to
          Section 1.5."

          All other terms and conditions of the Agreement are ratified and confirmed.

          EXECUTED by the parties this 8th day of April 1991.
                                       ---        ----- ----


                                    CALMAT CO.


                                    By: /s/ A. Frederick Gerstell
                                       ------------------------------------
                                       President

 /s/  Scott J Wilcott               By: /s/ Paul Stanford
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      Scott J Wilcott                            Secretary

      "Executive"                                 "Company"